EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements on Form S-3 (File No. 333-258339) and Form S-8 (File No. 333-265897) of our report dated January 28, 2026 with respect to the audited consolidated financial statements of Kaival Brands Innovations Group, Inc. and its subsidiaries (collectively, the “Company”) appearing in this Annual Report on Form 10-K of the Company for the year ended October 31, 2025.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
January 28, 2026